UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Virage Logic Corporation, a Delaware corporation (the “Company”), Synopsys, Inc., a Delaware corporation (“Parent”) and Vortex Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Parent (“Sub”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 9, 2010. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

As a result of the Merger, each outstanding share of the Company’s common stock, other than shares of common stock held directly or indirectly by Company or the Parent (which will be cancelled as a result of the Merger), and other than those shares with respect to which appraisal rights are perfected in accordance with the Delaware General Corporation Law in connection with the Merger, will be converted into the right to receive $12.00 in cash, without interest.

The completion of the Merger is subject to customary closing conditions, including, among others, (1) adoption of the Merger Agreement by the Company’s stockholders, (2) the absence of an injunction or other governmental action that would prevent the closing, (3) the absence of any action initiated by a governmental entity that would, among other things, prohibit the consummation of the transactions contemplated by the Merger Agreement, (4) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (5) subject to certain materiality exceptions, the accuracy of the Company’s representations or warranties in the Merger Agreement, (6) the performance in all material respects of the Company’s covenants in the Merger Agreement, and (7) the absence of any Material Adverse Effect on the Company since the date of the Merger Agreement.

The Merger Agreement contains customary representations and warranties of the parties. In addition, the Company has agreed to various covenants and agreements in the Merger Agreement, including, among other things (1) to conduct its business in the usual, regular and ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (2) not to support or solicit alternate transaction proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors.

The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that upon termination of the Merger Agreement under certain circumstances the Company would be required to pay Parent a termination fee of $11 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Sub.

In addition, the Company’s directors, holding outstanding shares representing approximately 7% of the Company’s common stock issued and outstanding on June 9, 2010, have entered into voting agreements with Parent, a form of which is attached hereto as Exhibit 99.1, pursuant to which they have agreed to vote all of their respective shares of the Company’s common stock in favor of the adoption of the Merger Agreement.

Item 8.01	Other Events.

On June 10, 2010, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (“SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the proposed transaction. The proxy statement will be mailed to the stockholders of the Company. Before making any voting or investment decision with respect to the proposed transaction, investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the proposed transaction, the Company and Parent. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company at its corporate Web site at www.viragelogic.com in the Investor Relations section, or by contacting Investor Relations at Virage Logic Corporation, 47100 Bayside Parkway, Fremont, CA 94538.

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. A description of any interests that these officers and directors have in the proposed transaction will be available in the proxy statement. In addition, Parent may be deemed to have participated in the solicitation of proxies from the Company’s stockholders in favor of the approval of the proposed transaction. Information concerning Parent’s directors and executive officers is set forth in Parent’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on February 5, 2010 and Annual Report on Form 10-K for the year ended October 31, 2009. These documents are available free of charge at the SEC’s Web site at www.sec.gov or by going to Synopsys’ Investor Relations page on its corporate Web site at www.synopsys.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report.

2.1	Agreement and Plan of Merger among Virage Logic Corporation, Synopsys, Inc. and Vortex Acquisition Corp. dated June 9, 2010

99.1	Form of Voting Agreement and Irrevocable Proxy entered into as of June 9, 2010 by and between Synopsys, Inc. and each director of Virage Logic Corporation

99.2	Joint Press Release issued by the Company and Parent on June 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2010	VIRAGE LOGIC CORPORATION

	By:	/S/ BRIAN SEREDA
Brian Sereda
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger among Virage Logic Corporation, Synopsys, Inc. and Vortex Acquisition Corp. dated June 9, 2010

99.1	Form of Voting Agreement and Irrevocable Proxy entered into as of June 9, 2010 by and between Synopsys, Inc. and each director of Virage Logic Corporation

99.2	Joint Press Release issued by the Company and Parent on June 10, 2010